UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

AEROFLEX HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34974	01-0899019
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

35 South Service Road, P.O. Box 6022
Plainview, New York	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 694-6700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 15, 2013, the stockholders of Aeroflex Holding Corp. (the “Company”) approved the Aeroflex Holding Corp. 2013 Performance Bonus Plan (the “2013 Plan”) at the Annual Meeting of Stockholders. The 2013 Plan will become effective on July 1, 2014. The 2013 Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The executive officers of the Company and such other officers and employees of the Company selected by the Committee are eligible to participate in the 2013 Plan. The maximum amount of the incentive compensation bonuses payable to any participant under the 2013 Plan in, or in respect of, any single fiscal year shall not exceed $3,000,000. All incentive compensation bonuses paid pursuant to the 2013 Plan will be paid in cash and will be based on satisfaction of any fiscal year performance goals; provided that, such goals will be set in accordance with the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Performance goals must be based on one or more of the performance criteria enumerated in the 2013 Plan. For each selected performance goal, the Committee shall provide a threshold level of performance below which no incentive compensation bonus will be paid, a maximum level of performance above which no additional incentive compensation bonus will be paid and a target level in between such other levels.

The 2013 Plan is designed to qualify any awards payable to certain named executive officers of the Company as “performance-based compensation” within the meaning of Section 162(m) of the Code. In general Section 162(m) disallows a tax deduction to the Company for any compensation paid to certain named executive officers in excess of $1,000,000 per year, unless the compensation qualifies as performance-based compensation. In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of such compensation prior to payment, and certification by the Committee that the performance goals for the payment of such compensation have been achieved.

This summary description of the 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the 2013 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 15, 2013, the Company held its 2013 Annual Meeting of Stockholders.  Of the 84,942,690 shares of common stock outstanding and entitled to vote, 84,501,353 shares, or 99.48%, were represented at the meeting in person or by proxy, and therefore a quorum was present.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2014 Annual Meeting of Stockholders, by the votes set forth below:

Nominee	For	Withheld	Broker Non- Votes

Hugh Evans	78,298,987	3,098,973	3,103,393
Leonard Borow	77,600,844	3,797,116	3,103,393
John Buyko	78,650,902	2,747,058	3,103,393
Prescott Ashe	78,307,852	3,090,108	3,103,393
Joe Benavides	78,651,502	2,746,458	3,103,393
Bradley J. Gross	78,651,502	2,746,458	3,103,393
John D. Knoll	78,651,502	2,746,458	3,103,393
Ramzi M. Musallam	78,631,366	2,766,594	3,103,393
Richard N. Nottenburg	81,201,655	196,305	3,103,393
Benjamin M. Polk	78,298,962	3,098,998	3,103,393
Charles S. Ream	80,899,825	498,135	3,103,393
Mark H. Ronald	80,878,689	519,271	3,103,393
General Peter J. Schoomaker (USA Ret.)	81,181,519	216,441	3,103,393

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement, by the votes set forth below:

For	Against	Abstain	Broker Non- votes
74,564,554	3,576,679	3,256,727	3,103,393

Proposal No. 3: The stockholders approved the adoption of the Aeroflex Holding Corp. 2013 Performance Bonus Plan as disclosed in the Company’s proxy statement, by the votes set forth below:

For	Against	Abstain	Broker Non- votes
76,161,777	1,980,211	3,255,972	3,103,393

Proposal No. 4: The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, by the votes set forth below:

For	Against	Abstain
84,453,114	35,713	12,526

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Aeroflex Holding Corp. 2013 Performance Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX HOLDING CORP.

By:	/s/ John Adamovich, Jr.
John Adamovich, Jr.
Senior Vice President and
Chief Financial Officer

Date:  November 18, 2013